Exhibit 23(a)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the WestPoint Stevens Inc. Omnibus Stock Incentive Plan and to the incorporation by reference therein of our report dated February 5, 1997, with respect to the consolidated financial statements and schedule of WestPoint Stevens Inc. included in its Annual Report (Form 10-K/A) for the year end December 31, 1996, filed with the Securities and Exchange Commission.


                                                         ERNST & YOUNG, LLP




Columbus, Ga.
May 28, 1997